                                                                     EXHIBIT 11
                  TENNECO INC. AND CONSOLIDATED SUBSIDIARIES

               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                                  (UNAUDITED)

                                                 (MILLIONS EXCEPT SHARE
                                                        AMOUNTS)
                                                 THREE MONTHS ENDED MARCH 31,
                                                -----------------------------
                                                    1996         1995
                                                ------------ ------------
COMPUTATION FOR STATEMENTS OF INCOME
  Primary Earnings Per Share (average shares
   outstanding):
   Income from continuing operations..........  $        156 $        128
   Income from discontinued operations, net of
    income tax................................           339           25
                                                ------------ ------------
   Net income.................................           495          153
   Preferred stock dividends..................             3            3
                                                ------------ ------------
   Net income to common stock.................  $        492 $        150
                                                ============ ============
   Average shares of common stock
    outstanding(a)............................   170,440,074  177,792,872
                                                ============ ============
   Earnings per average share of common stock:
     Continuing operations....................  $        .90 $        .71
     Discontinued operations..................          1.99          .13
                                                ------------ ------------
                                                $       2.89 $        .84
                                                ============ ============
ADDITIONAL COMPUTATIONS(B)
  Net income to common stock, per above.......  $        492 $        150
                                                ============ ============
  Primary Earnings Per Share (including common
   stock equivalents):
   Average shares of common stock
    outstanding(a)............................   170,440,074  177,792,872
   Incremental common shares applicable to
    common stock options based on the common
    stock daily average market price during
    the period................................       535,013       49,907
   Incremental common shares applicable to
    performance units based upon the
    attainment of specified goals.............        88,125       27,625
                                                ------------ ------------
   Average common shares, as adjusted.........   171,063,212  177,870,404
                                                ============ ============
   Earnings per average share of common stock
    (including common stock equivalents):
     Continuing operations....................  $        .90 $        .71
     Discontinued operations..................          1.98          .13
                                                ------------ ------------
                                                $       2.88 $        .84
                                                ============ ============
  Fully Diluted Earnings Per Share:
   Average shares of common stock
    outstanding(a)............................   170,440,074  177,792,872
   Incremental common shares applicable to
    common stock options based on the more
    dilutive of the common stock ending or
    average market price during the period....       774,770       64,438
   Average common shares issuable assuming
    conversion of Tenneco Inc. 10% loan stock.            --       39,329
   Incremental common shares applicable to
    performance units based upon the
    attainment of specified goals.............        88,125       27,625
                                                ------------ ------------
   Average common shares assuming full
    dilution..................................   171,302,969  177,924,264
                                                ============ ============
   Fully diluted earnings per average share,
    assuming conversion of all applicable
    securities:
     Continuing operations....................  $        .89 $        .71
     Discontinued operations..................          1.98          .13
                                                ------------ ------------
                                                $       2.87 $        .84
                                                ============ ============

- --------
NOTES:(a) In 1992, 12,000,000 shares of common stock were issued to the Stock
          Employee Compensation Trust ("SECT"). Shares of common stock issued to a related trust are not considered to be outstanding in the computation of average shares of common stock until the shares are utilized to fund the obligations for which the trust was established. For the periods ended March 31, 1996 and 1995, the SECT utilized 717,256 and 737,799 shares, respectively.
(b) These calculations are submitted in accordance with Securities and Exchange Commission requirements although not required by Accounting Principles Board Opinion No. 15 because they result in dilution of less than 3%.